Execution Copy
SUBORDINATION AGREEMENT
     THIS SUBORDINATION AGREEMENT (this “Agreement”), dated as of July 15,2005, is executed by and between Wells Fargo Foothill, Inc., a California corporation, in its capacity as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for the financial institutions party to the Credit Agreement (as hereinafter defined), Wells Fargo Bank and its affiliates (together with their respective successors and assigns, collectively, the “Lenders”) and AgfaPhoto USA Corporation, a Delaware corporation and assignee of Agfa Corporation (“Creditor”) with respect to the following facts:
RECITALS
     WHEREAS, PCA LLC, a Delaware limited liability company (“PCA”), each of PCA’s Subsidiaries identified on the signature pages to the Credit Agreement (as hereinafter defined) (such Subsidiaries, together with PCA, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”) has requested that Agent and the Lenders enter into that certain Credit Agreement (the “Credit Agreement”), the Loan Documents (as defined in the Credit Agreement) and other related supplements, agreements, documents and instruments, pursuant to which the Lenders would extend certain loans and other financial accommodations to the Borrowers, to be secured by a continuing, first-priority security interest in the Collateral (as hereinafter defined); and
     WHEREAS, Creditor has extended or may extend credit to Borrowers secured by the Creditor Junior Collateral (as hereinafter defined) for the purpose of purchasing certain goods supplied to Borrowers by Creditor:
     WHEREAS, Creditor and the Borrowers intend to, from time to time, amend, supplement, modify or restate the existing supply agreement with Creditor; and
     WHEREAS, Agent and Creditor desire to agree to the relative priority of their respective security interests in, and liens on, the Collateral and certain other rights, priorities and interests as between themselves.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenunts herein contained, and for other good and valuable consideration hereby acknowledged, it is hereby agreed as follows:
     I. DEFINITIONS. All capitalized terms used herein (including, without limitation, in this preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings.
     “Collateral” means all personal and real property of each Obligor in which Agent or Creditor may now or hereafter have a Lien, including without limitation all accounts, chattel paper, general intangibles, deposit accounts, instruments, documents, investment property, inventory, equipment, fixtures and real property, wherever located, whether such Obligor now has or hereafter acquires any rights therein.
     “Creditor Junior Collateral” means (a) inventory supplied by or purchased through Creditor, and all Proceeds of the foregoing, and (b) any other assets of any Obligor provided by such Obligor as security for the Subordinated Indebtedness.
     “Default Notice” means a written notice from or on behalf of Agent to Creditor of the existence of an Event of Default.
WFF/PCA: Subordination Agreement with AGFA - Execution Copy

     “Discharge of Senior Indebtedness” means indefeasible payment in full in cash of the Senior Indebtedness (other than Senior Indebtedness consisting solely of contingent indemnification obligations under the Loan Documents) including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities issued pursuant thereto in respect of outstanding letters of credit), delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of the Credit Agreement in each case, after or concurrently with termination of all commitments to extend credit thereunder.
     “Event of Default” means, individually and collectively, (a) an “Event of Default” under and as defined in the Credit Agreement resulting solely from the failure of the Borrowers to make any payment of principal, interest, fees or reimbursement obligations in respect of any Senior Indebtedness when due, and (b) the commencement of any Insolvency Proceeding against any Obligor.
     “Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private disposition pursuant to Article 9 of the UCC, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the Loan Documents (as applicable to Agent and the Lenders), any Subordinated Debt Document, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral, (d) the sale, lease, license, or other disposition of all or any portion of the Collateral by or on behalf of Agent or Creditor, as applicable, by private or public sale or other disposition or any other means permissible under applicable law, and (e) the exercise of any other right relating to any Collateral (including the exercise of any voting rights relating to any Stock and including any right of recoupment or set-off) whether under the Loan Documents (as applicable to Agent and the Lenders), any Subordinated Debt Document, applicable law, in an Insolvency Proceeding or otherwise.
     “Indebtedness” means all indebtedness, obligations and liabilities of any Obligor, whether now existing or hereafter incurred, of every kind or nature, direct or indirect, due or not due, liquidated or unliquidated, absolute or contingent, and disputed or undisputed.
     “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, provincial, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
     “Obligor” and “Obligors” means each individually, and collectively, each of the Borrowers, Parent and each of their respective Subsidiaries.
     “Parent” means Portrait Corporation of America, Inc., a Delaware corporation.
     “Proceeds” means (a) all “proceeds” as defined in Article 9 of the UCC, each with respect to the Collateral, and (b) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.
     “Senior Indebtedness” means the Obligations (as defined in the Credit Agreement) and all other amounts owing, due or secured under the terms of the Credit Agreement or the Loan Documents, including, without limitation, all Lender Group Expenses (as that term is defined in the Credit Agreement), all amounts payable to any Lender or any Issuing Lender, all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guaranties, and all other amounts payable thereunder or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency

WFF/PCA: Subordination Agreement with AGFA - Execution Copy

Proceeding relating to any Obligor) irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any Insolvency Proceeding. For all purposes hereunder, Senior Indebtedness shall also include all indebtedness, obligations and liabilities of the Borrowers to repay any amounts previously paid by any Borrower pursuant to the Credit Agreement or the Loan Documents, which amounts have been returned to any Borrower or to a trustee by any Lender pursuant to Sections 547 or 548 of the Bankruptcy Code or otherwise under other applicable legislation.
     “Standstill Period” means the period from and including the date of receipt by Creditor of a Default Notice unlit the first to occur of the date on which Agent, on behalf of the Lenders, shall have expressly waived or acknowledged the cure of the Event of Default giving rise to such Default Notice, in each case in writing and immediately upon the occurrence of such waiver or acknowledgment.
     “Subordinated Debt Documents” means, collectively, each and every document, instrument, or agreement evidencing the Subordinated Indebtedness, as each such document, instrument or agreement may from time to time, be amended, supplemented, modified or restated.
     “Subordinated Indebtedness’’ means any Indebtedness owed to Creditor by any Obligor (whether by reason of subrogation rights of Creditor or otherwise).
2. INTERCREDITOR AND SUBORDINATION AGREEMENT. (a) Lien Subordination and Release. Notwithstanding the date, manner or order of perfection of the Liens on the Collateral granted to Agent or Creditor by any Obligor, and notwithstanding any provision of the UCC, or any applicable law or decision, as between Agent and Creditor, the following shall be the relative priority of the Liens of Agent and Creditor in the Collateral:
          (i) Agent shall have a first and prior Lien on the Collateral:
          (ii) In the event Creditor hereafter acquires any security interest, lien, or other right or interest in the Collateral, such security interest, lien, or other right or interest shall at all times prior to the Discharge of Senior Indebtedness be junior, subordinate and subject to any security interest, lien or other right or interest the Lenders or Agent now have or may hereafter acquire in the Collateral. The subordination provided in this Section 2(a) shall apply irrespective of the time or order of attachment or perfection of any security interest, irrespective of the time or order of filing of any financing statement or other document, and irrespective of any statute, rule, law, or court decision to the contrary;
          (iii) Agent shall have a first and prior Lien on the Creditor Junior Collateral and Creditor shall have a second and subordinate Lien on the Creditor Junior Collateral.
     (b) Payment Subordination.
          (i) Except as set forth, in Section 2(b)(ii) of this Agreement, unless and until the Discharge of Senior Indebtedness shall have occurred, Creditor shall not accept, take or receive, by payment, in cash or in kind by way of setoff, or In any other manner, from any Obligor, the whole or any part of any sums which may now or hereafter be owing to Creditor on account of the Subordinated Indebtedness (including, without limitation, in any Insolvency Proceeding).
          (ii) So long as no Standstill Period is then in effect, subject to Section 6.7 of the Credit Agreement in effect as of the date hereof, Obligors may pay to Creditor and Creditor may receive payments in respect of the Subordinated Obligations in accordance with the terms of the Subordinated Debt Documents.
          (iii) Except as set forth in Section 2(b)(ii), Creditor agrees that it shall not take, accept or receive any other direct or indirect payment or distributions of any kind or character (whether in cash, securities, assets, by set-off, or otherwise) from any Obligor.

WFF/PCA: Subordination Agreement with AGFA - Execution Copy

     (c) Payments Received by Creditor. Except as permitted in Section 2(b)(ii) hereof, if any payment or distribution of any kind or character, whether in cash, properly or securities, from or of any assets of Obligors, (irrespective of whether such payment or distribution was of Collateral, or Proceeds thereof) in respect of the Subordinated Indebtedness is received by Creditor prior to the Discharge of Senior Indebtedness, Creditor shall receive and hold the same in trust as trustee for the benefit of Agent and Lenders and shall forthwith deliver such payment, distribution, or Proceeds to Agent and Lenders in precisely the form received (except for the endorsement or assignment by Creditor where necessary), for application on any of the Senior Indebtedness, whether then due or not due. In the event of the failure of Creditor to make any such endorsement or assignment to Agent and Lenders, Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment.
     (d) Distribution of Proceeds of Collateral.
          (i) Proceeds of the Collateral shall be applied to the Senior Indebtedness. Except as such Proceeds arise from or constitute Creditor Junior Collateral, Agent shall have no obligation to pay any remaining Proceeds of the Collateral to Creditor but shall instead apply such Proceeds as otherwise required by applicable law; and
          (ii) Proceeds of the Creditor Junior Collateral shall first be applied to the Senior Indebtedness. After the Discharge of the Senior Indebtedness, any remaining Proceeds of the Creditor Junior Collateral shall be applied to the Subordinated Indebtedness or as otherwise required by applicable law.
     (e) Enforcement Action.
          (i) Unless and until the Discharge of Senior Indebtedness shall have occurred, and irrespective of whether an Event of Default has occurred, Creditor shall not, without the prior written consent of Agent:
                (1) Exercise Any Secured Creditor Remedies.
                (2) request or obtain collateral or security in respect of the Subordinated Indebtedness, unless the same is first provided to Agent as collateral or security in respect of the Senior Indebtedness and subject to Section 2(a)(ii).
               (3) send any notice to or otherwise seek to obtain payment directly from any account debtor of any Obligor in respect of the Collateral.
          (ii) Agent and Creditor agree that (i) Agent shall have the exclusive right to sell, transfer or otherwise dispose of the Creditor Junior Collateral in the manner deemed appropriate by Agent without regard to any Lien of Creditor therein, without any duty to marshall assets and (ii) Creditor shall have no right to sell, transfer or otherwise dispose of the Creditor Junior Collateral without prior written consent from Agent. Nothing contained in this Agreement shall preclude Agent from taking any action in respect of the Senior Indebtedness or the Collateral which Agent is otherwise entitled to take, nor shall Agent be required to give notice to Creditor prior to taking such actions, except where such notice is specifically required by law.
          (iii) In the event of any sale or disposition of the Creditor Junior Collateral, whether by Agent or Borrowers, Creditor agrees to execute and deliver all consents, releases, assignments, and other instruments with respect to the Creditor Junior Collateral, including, without limitation, UCC-3 releases or termination statements or mortgage satisfactions, as Agent may request in order to effect such sale or disposition.
     (f) Waiver of Right to Contest Senior Indebtedness. Creditor agrees that it shall not, and hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting

WFF/PCA: Subordination Agreement with AGFA - Execution Copy

or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of Agent for the benefit of the Lenders in any Collateral, the validity, priority, enforceability or allowance of the Senior Indebtedness or any of the claims of Agent or Lenders or any holder of Senior Indebtedness against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Creditor agrees that it will not take any action that would hinder any Exercise of Secured Creditor Remedies undertaken by Agent, on behalf of the Lenders, under the Loan Documents, including, without limitation, any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise. Creditor hereby waives any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which Agent, on behalf of the Lenders, seeks to enforce the its Liens in any Collateral (if being understood and agreed that the terms of this Agreement shall govern with respect to the Collateral even if any portion of the Liens securing the Senior Indebtedness are avoided, disallowed, set aside, or otherwise invalidated in any Insolvency Proceeding, judicial proceeding or otherwise).
     (g) Acknowledgement of Liens. Creditor acknowledges and agrees that, concurrently herewith, Agent, for the benefit of the Lenders, has been granted Liens upon all of the Collateral, including the Credit Junior Collateral in which Creditor has been granted Liens and Creditor hereby consents thereto. Creditor agrees that it shall not obtain a Lien on any asset or Collateral to secure all or any portion of the Subordinated Indebtedness unless concurrently therewith, Agent obtains a Lien on such asset or Collateral and the parties hereby agree that all such Liens are and will be subject to this Agreement.
     (h) Additional Credit Extensions. Each of Agent and Creditor shall have the right, without the consent of the other, to extend credit to any Borrower in excess of their existing or proposed credit lines, secured by the Collateral or Creditor Junior Collateral (as the case may be), and otherwise having the same priorities as herein contained.
3. INSOLVENCY PROCEEDING. (a) Continuing Priority. This Agreement is intended to be enforceable as a subordination agreement under the Bankruptcy Code (including, without limitation, Section 510 of Title II of the United States Code) notwithstanding the commencement of any Insolvency Proceeding. In the event of any Insolvency Proceeding relative to any Obligor or any arrangement, adjustment, composition or relief of any Obligor or such Obligor’s debts or any marshaling of the assets of any Obligor, then, in each case, (i) all Senior Indebtedness shall first be paid in full in cash before any payment is made on the Subordinated Indebtedness; and (ii) any payment or distribution of any kind or character (whether in cash, securities, assets, by set-off, or otherwise) to which Creditor would be entitled but for the provisions of this Section 3(a) (including, without limitation, any payment or distribution which may be payable or deliverable to Creditor by reason of the payment of any other Indebtedness of such Obligor or its Subsidiaries being subordinated to payment of the Subordinated Indebtedness) shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to Agent to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid. In the event that, in the circumstances contemplated by this Section 3(a), and notwithstanding the foregoing provisions of this Section 3 (a), Creditor shall have received any payment or distribution of any kind or character (whether in cash, securities, assets, by setoff, or otherwise) that it is not entitled to receive by the foregoing provisions, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to Agent, for the benefit of the Lenders, in accordance with Section 2.
     (b) Proof of Claim. If Agent believes that any statements or assertions in a proof of claim filed by Creditor are not consistent with the terms and conditions hereof; then Agent shall have the right (but not the obligation and any failure of Agent to file such proof of claim shall not be deemed to be a waiver by Agent of Lenders of any rights and benefits granted herein by Creditor) in such proceeding, and hereby irrevocably is appointed lawful attorney of Creditor for the purpose of enabling Agent to file and prove all claims therefor and to execute and deliver all documents in such proceeding in the name of Creditor or otherwise in respect of such claims, as Agent reasonably may determine to be necessary or appropriate. The Creditor shall provide the

WFF/PCA: Subordination Agreement with AGFA - Execution Copy

Agent with a copy of any proof of claim filed by the Creditor in any Insolvency Proceeding. The Creditor shall provide to the Agent all information and documents necessary to present claims as described herein. The Creditor hereby agrees that, while it shall retain the right to vote its claims and, except as otherwise provided in this Agreement, otherwise act in any Insolvency Proceeding relative to Obligors (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), the Creditor shall not; (i) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the Credit Agreement, the other Loan Documents, or the liens and security interests granted to the Lenders with respect to the Senior Indebtedness, or (B) the validity or enforceability of this Agreement; (ii) seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral; or (iii) directly or indirectly oppose any sale or disposition of the Collateral, including any sale or other disposition of the Collateral free and clear of the liens and security interests of the Creditor under Sections 363 or 365 of the Bankruptcy Code or any other similar provision of applicable law.
     (c) DIP Financing. If any Obligor shall be subject to any Insolvency Proceeding and the Agent shall desire, prior to the Discharge of Senior Indebtedness, to permit the use of cash collateral or to permit such Obligor to obtain financing under Section 363 or Section 364 of Title II of the Bankruptcy Code or any similar provision under the law applicable to any Insolvency Proceeding (“DIP Financing”) to be secured by all or any portion of the Collateral, then the Creditor agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection with its or their interest in any Collateral so long as (i) the pricing terms of the DIP Financing, including interest rate, fees, advance rates, lending limits and sublimits are commercially reasonable under the circumstances, (ii) Creditor retains a Lien on the Creditor Junior Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under applicable insolvency laws, (iv) Creditor receives a replacement lien on post-petition inventory supplied by or purchased through Creditor, and all Proceeds of the foregoing, to the same extent granted to Senior Agent, with the same priority as existed prior to the commencement of the case under applicable insolvency laws, and (v) such use of collateral or DIP Financing is subject to the terms of this Agreement. Until the Discharge of Senior Indebtedness has occurred, the Creditor agrees that it shall not provide or offer to provide any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the Senior Indebtedness unless the Agent otherwise has provided its express written consent.
     (d) Reinstatement. If Agent or any Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay any amount to the estate or to any creditor or representative of any Obligor or any other Person (a “Recovery”), then the Senior Indebtedness shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. All rights, interests, agreements, and obligations of Agent, Lenders, and Creditor under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of or any discharge, confirmation, conversion, or dismissal of any Insolvency Proceeding by or against any Obligor and irrespective of any other circumstance which otherwise might constitute a defense available to, or a discharge of any Obligor or any other Person in respect of the Senior Indebtedness. No priority or right of Agent or Lender shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Obligor or by the noncompliance by any Person with the terms, provisions, or covenants of the Loan Documents or any Subordinated Debt Document, regardless of any knowledge thereof which Agent or Lender may have.
4. MODIFICATIONS OF INDEBTEDNESS. (a) Senior Indebtedness. All Senior Indebtedness at any time incurred by any Borrower shall be deemed to have been incurred, and all Senior Indebtedness held by any holder of Senior Indebtedness shall be deemed to have been extended, acquired or obtained as applicable, in reliance upon this Agreement, and Creditor hereby waives (i) notice of acceptance of, or proof of reliance by Agent on, this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Senior Indebtedness. Nothing contained in this Agreement shall preclude

WFF/PCA: Subordination Agreement with AGFA - Execution Copy

Agent or any Lender from discontinuing the extension of credit to any Borrower (whether under the Credit Agreement or otherwise) or from taking (without notice to Creditor, Obligors, or any other person) any other action in respect of the Senior Indebtedness or the Collateral which Agent is otherwise entitled to take with respect to the Senior Indebtedness or the Collateral. Agent, on behalf of the Lenders, shall have the right, without notice to or consent from Creditor, to amend, supplement or modify the Senior Indebtedness, in any manner whatsoever, including, without limitation, any renewals, extensions or shortening of time of payments (even if such shortening causes any Senior Indebtedness to be due on demand or otherwise), any revision of any amortization schedule with respect thereto, and any increase in the amount of the Senior Indebtedness, and Creditor consents and agrees to any such amendment, supplement or modification. Creditor waives notice of any such amendment, supplement, or modification, and agrees that no such amendment, supplement, or modification shall affect, release, or impair the subordinations contained herein.
     (b) Notice of Acceptance and Other Waivers.
          (1) To the fullest extent permitted by applicable low, Creditor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Senior Indebtedness; (iii) notice of the amount of the Senior Indebtedness; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase such Creditor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under the Loan Documents or otherwise relating to the Senior Indebtedness (except if such notice is specifically required to be given to Creditor under this Agreement); (vii) all other notices (except if such notice is specifically required to be given to Creditor under this Agreement) and demands to which Creditor might otherwise be entitled.
          (2) To the fullest extent permitted by applicable law, Creditor waives the right by statute or otherwise to require Agent to exhaust any rights and remedies with respect to the Creditor Junior Collateral which Agent or any Lender has or may have against any Obligor. Creditor further waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of Senior Indebtedness has occurred (subject to the provisions of Section 3(b)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof.
          (3) To the fullest extent permitted by applicable law, Creditor hereby waives: (i) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Lien on the Creditor Junior Collateral securing any Senior Indebtedness or any Subordinated Indebtedness; and (ii) any defense arising by reason of any claim or defense based upon an election of remedies by Agent or any Lender with respect to the Creditor Junior Collateral.
          (4) Until such time as the Discharge of Senior Indebtedness shall have occurred (subject to the provisions of Section 3(b); (i) Creditor hereby postpones any right of subrogation Creditor has or may have as against any Obligor with respect to any Senior Indebtedness: and (ii) in addition, Creditor hereby postpones any right to proceed against any Obligor or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to any Senior indebtedness.
          (5) Neither Lenders, Agent nor any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect or realize upon any of the Creditor Junior Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Creditor Junior Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Creditor Junior Collateral or any part or Proceeds thereof. If Agent or Lenders honor (or fail to honor) a request by Borrowers for an extension of credit pursuant to the Credit Agreement or any of the other Loan Documents, whether Agent or Lenders have knowledge that the honoring of (or failure to honor)

WFF/PCA: Subordination Agreement with AGFA - Execution Copy

any such request would constitute a default under the terms of any Subordinated Debt Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if Agent or Lenders otherwise should exercise any of its contractual rights or remedies under the Loan Documents (subject to the express terms and conditions hereof), Agent and Lenders shall have no liability whatsoever to Creditor as a result of such action, omission, or exercise. Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Loan Documents as any Lender may, in its sole discretion, deem appropriate, and any Lender may manage its loans and extensions of credit without regard to any rights or interests that Creditor may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Creditor agrees that Agent and Lenders shall incur no liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Creditor Junior Collateral or any part or Proceeds thereof in accordance with this Agreement. Agent and Lenders may, from time to time, enter into agreements and settlements with any Obligor as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including, without limitation, substituting Collateral, releasing any Lien and releasing such Obligor. Creditor waives any and all rights it may have to require Agent or Lenders to marshal assets, to exercises rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.
     b. Modifications of Senior Indebtedness. Creditor hereby agrees that, without affecting the obligations of Creditor hereunder, Agent, on behalf of the Lenders, may, at any time and from time to time, in its sole discretion without the consent of or notice to Creditor (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to Creditor or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the Credit Agreement or any of the Loan Documents in a manner that would be adverse to any Borrower (as reasonably determined by Agent and Lenders), including to:
          (1) change the manner, place, time or terms of payment or renew or alter, all or any of the Senior Indebtedness or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Senior Indebtedness or any of the Loan Documents,
          (2) retain or obtain a Lien on any property of any Person to secure any of the Senior Indebtedness, and in that connection to enter into any additional Loan Documents,
          (3) amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Senior Indebtedness,
          (4) release its Lien on any Collateral or other property,
          (5) exercise or refrain from exercising any rights against any Obligor or any other Person.
          (6) retain or obtain the primary or secondary obligation of any Person with respect to any of the Senior Indebtedness and
          (7) otherwise manage and supervise the Senior Indebtedness as Agent shall deem appropriate.
     (c) Modifications of Subordinated Indebtedness. Agent, on behalf of Lenders, hereby agrees that, without affecting the right or obligations of Agent hereunder, Creditor may, at any time and from time to

WFF/PCA: Subordination Agreement with AGFA - Execution Copy

time, in its sole discretion without the consent of or notice to Agent or Lenders (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to Agent or Lenders or impairing or affecting the subordination provided for herein, Creditor may:
          (1) change the manner, place, time, or terms of payment or renew or alter, all or any of the Subordinated Indebtedness or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Subordinated Indebtedness or any of the Subordinated Debt Documents,
          (2) subject to Section 2(c)(i)(2) retain or obtain a Lien on any property of any Person to secure any of the Subordinated Indebtedness, and in that connection to enter into any additional Subordinated Debt Documents,
          (3) amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Subordinated Debt Indebtedness,
          (4) release its Lien on any Collateral or other property,
          (5) exercise or refrain from exercising any rights against any Obligor or any other Person (except as otherwise provided in this Agreement with respect to any Exercise of Secured Creditor Remedies against any Creditor Junior Collateral),
          (6) retain or obtain the primary or secondary obligation of any Person with respect to any of the Subordinated Indebtedness, and
     e. otherwise manage and supervise the Subordinated Indebtedness as Creditor shall deem appropriate.
5. SUBORDINATED INDEBTEDNESS OWED ONLY TO CREDITOR. Creditor warrants and represents that Creditor has not previously assigned any interest in the Subordinated Indebtedness, that no other party owns an interest in any of the Subordinated Indebtedness (whether as joint holders, participants, or otherwise), and that the entire Subordinated Indebtedness is owing only to Creditor. Creditor may not sell, assign, pledge, hypothecate or otherwise transfer any part of its interest in the Subordinated Indebtedness or the Collateral without Agent’s prior written consent, which consent may not be unreasonably withheld or delayed; provided, however, that Creditor may sell, assign, pledge, hypothecate or otherwise transfer any part of its interest in the Subordinated Indebtedness to (a) an affiliate of Creditor, or (b) a Person that is engaged in the same line of business as Creditor.
6. REPRESENTATIONS AND WARRANTIES. Agent represents and warrants to Creditor that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement. Creditor represents and warrants that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement.
7. MISCELLANEOUS. (a) No Additional Rights for Any Parties Hereunder. Except as expressly provided for herein, all of the agreements contained herein are solely for the benefit of the parties hereto and there are no other third parties (including without limitation Obligors) who are intended to be benefited in any way by this Agreement, Except as expressly provided for herein, nothing contained herein is intended to affect or limit in any way the Liens that each of the parties has in any and all of the assets of any Obligor, whether tangible or intangible, insofar as any Obligor and third parties are concerned, and the parties hereto reserve all of their respective Liens, and the rights to assert such interests against any Obligor and third parties.

WFF/PCA: Subordination Agreement with AGFA - Execution Copy

     (b) Termination. This Agreement shall remain in full force and effect until all of the Discharge of Senior Indebtedness.
     (c) Independent Credit Investigation. Neither party nor any of its respective directors, officers, agents or employees shall be responsible to the other for an Obligor’s solvency, financial condition or ability to repay the Senior Indebtedness or Creditor, or for statements of any Obligor, oral or written, or for the validity, priority, sufficiency or enforceability of the claims of Agent or Creditor, or any Lien granted by any Obligor to the parties, Each party has entered into its respective financing agreements or arrangements with any Obligor based upon its own independent investigation, and makes no warranty or representation to the other party nor does it rely upon any representation of the other party with respect to matters identified or referred to in this paragraph.
     (d) Limitation on Liability of Parties to Each Other. Except as provided in this Agreement, neither party shall have any liability to the other party.
     (e) Notices. All notices or demands by any party hereunder must be in writing and personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, facsimile, telecopy, telegram (with messenger delivery specified), or other method of electronic communication as follows:

Agent:	WELLS FARGO FOOTHILL, INC.
400 Northpark Town Center
1000 Abernathy Road, Suite 1450
Atlanta, GA 30328
Attn: Business Finance Division Manager
Fax No.: (770) 508-1374

Creditor:	AGFAPHOTO USA CORPORATION
100 Challenger Road
Ridgefield Park, New Jersey 07660
Attn: Bing Liem, Chief Executive Officer
Facsimile: (201) 440-6703

With a copy to:	TRAFLET & FABIAN
264 South Street
Morristown, New Jersey 07960
Attn: Stephen G. Traflet, Esq.
Facsimile: (973) 631-6226
The parties may change the address at which they receive notice by giving notice to each other in the foregoing manner. Notices or demands sent in accordance with this Section shall be deemed to be received on the earlier of the date of actual receipt or five (5) calendar days after deposit in the United States mail.
     (f) Attorneys’ Fees; etc. In any suit or action brought to enforce this Agreement or to obtain an adjudication (declaratory or otherwise) of rights or obligations hereunder, the losing party shall pay to the prevailing party reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party.
     (g) Amendment. No amendment or waiver of this Agreement shall be effective unless in writing signed by each party hereto.
     (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto.

WFF/PCA: Subordination Agreement with AGFA - Execution Copy

     (i) Governing Law; Venue; Waiver of Jury Trial.
          (i) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE, DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (ii)  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION. IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. CREDITOR WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.
          (iii) EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE PARTIES HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     (j) Further Action. Upon Agent’s request, Creditor will promptly take all actions reasonably deemed appropriate by Agent to carry out the purposes of this Agreement.
     (k) Integrated Agreement. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, shall supersede all prior agreements, representations or understandings between the parties and may not be amended except by a writing signed by both parties.
     (l) Additional Remedies. If Creditor violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise. Agent and Lenders may restrain such violation in any court of law and may, in its own or any of the Obligor’s name, interpose this Agreement as a defense in any action by Creditor.
     (m) Subrogation. After the Discharge of Senior Indebtedness shall have occurred, Creditor shall be subrogated to the rights of Agent and Lenders to the extent that distributions otherwise payable to Creditor have been applied to the payment of the Senior Indebtedness in accordance with the provisions of this Agreement. Neither Agent nor Lenders shall have any obligation or duly to protect Creditor’s rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall Agent or Lenders be liable for any loss to, or impairment of any subrogation rights held by Creditor.
     (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.
[Signatures follow on next page,]

WFF/PCA: Subordination Agreement with AGFA - Execution Copy

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	V.P.

AGFAPHOTO USA CORPORATION.
a Delaware corporation as assignee of AGFA CORPORATION

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	President & CEO

WFF/PCA: Subordination Agreement with AGFA - Execution Copy

ACKNOWLEDGMENT
     Each Obligor signatory hereto approves of and agrees and consents to, the foregoing Subordination Agreement, dated as of July 14, 2005. between AgfaPhoto USA Corporation, a Delaware corporation, and Wells Fargo Foothill, Inc. a California corporation (the “Agreement”). Unless otherwise defined in this Acknowledgment, terms defined in the Agreement have the same meanings when used in this Acknowledgment.
     Each Obligor signatory hereto agrees to be bound by the terms of the Agreement, and to do every act or thing necessary or appropriate to carry out such terms. Each Obligor signatory hereto further agree that the Agreement may be amended by Agent and Creditor without notice to, or the consent of, such Obligor, except to the extent such amendment directly affects any rights or obligations of the Obligors under the Agreement. No Obligor is a party to or a third party beneficiary of the Agreement.

PORTRAIT CORPORATION OF AMERICA, INC.,
a Delaware corporation

By:	/s/ Donald Norsworthy
Its:	EVP

PCA LLC,
a Delaware limited liability company

By:	/s/ Donald Norsworthy
Its:	EVP

AMERICAN STUDIOS, INC.,
a North Carolina corporation

By:	/s/ Donald Norsworthy
Its:	EVP

WFF/PCA: Subordination Agreement with AGFA - Execution Copy

PCA PHOTO CORPORATION OF CANADA, INC.,
a North Carolina corporation

By:	/s/ Donald Norsworthy
Its:	EVP

PCA NATIONAL LLC,
a Delaware limited liability company

By:	/s/ Donald Norsworthy
Its:	EVP

HOMETOWN THREADS LLC,
a Delaware limited liability company

By:	/s/ Donald Norsworthy
Its:	EVP

PCA NATIONAL OF TEXAS L.P.,
a Texas limited partnership

By:	PCA NATIONAL LLC, a Delaware limited liability company
Its:	General Partner

By:	/s/ Donald Norsworthy
Its:	EVP

WFF/PCA: Subordination Agreement with AGFA — Execution Copy

PHOTO CORPORATION OF AMERICA, a North Carolina corporation

By:	/s/ Donald Norsworthy
Its:	EVP

PCA FINANCE CORP.,
a Delaware corporation

By:	/s/ Donald Norsworthy
Its:	EVP

WFF/PCA: Subordination Agreement with AGFA - Execution Copy